AVRUPA MINERALS LTD. Annual General Meeting to be held on June 5, 2012 Notice of Annual General Meeting and Information Circular April 30, 2012

AVRUPA MINERALS LTD.

Suite 410 - 325 Howe Street
Vancouver, B.C.  V6C 1Z7

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general meeting (the “Meeting”) of the shareholders of Avrupa Minerals Ltd. (the “Company”) will be held at Suite 410 - 325 Howe Street, Vancouver, British Columbia on Tuesday, June 5, 2012 at 2:00 p.m. (Vancouver, British Columbia time).  At the Meeting, the shareholders will receive the financial statements for the year ended December 31, 2011, together with the auditor’s report thereon, and consider resolutions to:

1.

elect directors for the ensuing year;

2.

appoint DeVisser Gray LLP, Chartered Accountants, as auditor of the Company for the ensuing year and authorize the directors to determine the remuneration to be paid to the auditor;

3.

consider and if thought fit, to pass, with or without variation, an ordinary resolution approving the adoption of a new stock option plan on the basis set out in the section of the accompanying information circular entitled “Particulars of Matters to be Acted Upon – Adoption of a New 10% Stock Option Plan”; and

4.

transact such other business as may properly be put before the Meeting.

All shareholders are entitled to attend and vote at the Meeting in person or by proxy.  The Board of Directors (the “Board”) requests all shareholders who will not be attending the Meeting in person to read, date and sign the accompanying proxy and deliver it to Equity Financial Trust Company (“Equity Financial”), 200 University Avenue Suite 400, Toronto, Ontario, M5H 4H1, Attention: Proxy Department.  If a shareholder does not deliver a proxy to Equity Financial by 2:00 p.m. (Vancouver, British Columbia time) on Monday, Friday, June 1, 2012 (or before 48 hours, excluding Saturdays, Sundays and holidays before any adjournment of the meeting at which the proxy is to be used), then the shareholder will not be entitled to vote at the Meeting by proxy.  Only shareholders of record at the close of business on Friday, April 30, 2012 will be entitled to vote at the Meeting.

An information circular and a form of proxy accompany this notice.

DATED at Vancouver, British Columbia, the 30th day of April, 2012.

ON BEHALF OF THE BOARD

“Paul W. Kuhn”

Paul W. Kuhn

Chief Executive Officer and President

AVRUPA MINERALS LTD.
Suite 410 - 325 Howe Street
Vancouver, B.C.  V6C 1Z7

INFORMATION CIRCULAR
(as at April 30, 2012 except as otherwise indicated)

SOLICITATION OF PROXIES

This information circular (the “Circular”) is provided in connection with the solicitation of proxies by the Management of Avrupa Minerals Ltd. (the “Company”).  The form of proxy which accompanies this Circular (the “Proxy”) is for use at the annual general meeting of the shareholders of the Company to be held on Tuesday, June 5, 2012 (the “Meeting”), at the time and place set out in the accompanying notice of Meeting (the “Notice of Meeting”).  The Company will bear the cost of this solicitation.  The solicitation will be made by mail, but may also be made by telephone.

APPOINTMENT AND REVOCATION OF PROXY

The persons named in the Proxy are directors and/or officers of the Company.  A registered shareholder who wishes to appoint some other person to serve as their representative at the Meeting may do so by striking out the printed names and inserting the desired person’s name in the blank space provided.  The completed Proxy should be delivered to Equity Financial Trust Company (“Equity Financial”) by 2:00 p.m. (local time in Vancouver, British Columbia) on Friday, June 1, 2012 or before 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment of the Meeting at which the Proxy is to be used.

The Proxy may be revoked by:

(a)

signing a proxy with a later date and delivering it at the time and place noted above;

(b)

signing and dating a written notice of revocation and delivering it to the registered office of the Company, or by transmitting a revocation by telephonic or electronic means, to the registered office of the Company, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of it, at which the Proxy is to be used, or delivering a written notice of revocation and delivering it to the Chairman of the Meeting on the day of the Meeting or adjournment of it; or

(c)

attending the Meeting or any adjournment of the Meeting and registering with the scrutineer as a shareholder present in person.

Provisions Relating to Voting of Proxies

The shares represented by proxy in the enclosed form will be voted or withheld from voting by the designated holder in accordance with the direction of the registered shareholder appointing him.  If there is no direction by the registered shareholder, those shares will be voted for all proposals set out in the Proxy and for the election of directors and the appointment of the auditors as set out in this Circular.  The Proxy gives the person named in it the discretion to vote as such person sees fit on any amendments or variations to matters identified in the Notice of Meeting, or any other matters which may properly come before the Meeting.  At the time of printing of this Circular, the Management of the Company knows of no other matters which may come before the Meeting other than those referred to in the Notice of Meeting.

Advice to Beneficial Holders of Common Shares

The information set forth in this section is of significant importance to many shareholders, as a substantial number of shareholders do not hold common shares in their own name.  Shareholders who hold their common shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their common shares in their own name (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders who appear on the records maintained by the Company’s registrar and transfer agent as registered holders of common shares will be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then those common shares will, in all likelihood, not be registered in the shareholder’s name.  Such common shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Ltd., which acts as nominee for many Canadian brokerage firms).  In the United States, the vast majority of such common shares are registered under the name Cede & Co., the registration name for The Depository Trust Company, which acts as nominee for many United States brokerage firms.  Common shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted or withheld at the direction of the Beneficial Shareholder.  Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients.  Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that common shares are voted at the Meeting. The form of instrument of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the instrument of proxy provided directly to registered shareholders by the Company.  However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The vast majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions Inc. (“Broadridge”) in Canada.  Broadridge typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of the internet or telephone, for example).  Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting.  A Beneficial Shareholder who receives a Broadridge voting instruction form cannot use that form to vote common shares directly at the Meeting.  The voting instruction forms must be returned to Broadridge (or instructions respecting the voting of common shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the common shares voted.  If you have any questions respecting the voting of common shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares registered in the name of his broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial Shareholders who wish to attend the Meeting and indirectly vote their common shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker.

All references to shareholders in this Circular and the accompanying instrument of proxy and Notice are to registered shareholders of the Company as set forth on the list of registered shareholders of the

Company as maintained by the registrar and transfer agent of the Company, Equity Financial, unless specifically stated otherwise.

Financial Statements

The audited financial statements of the Company for the year ended December 31, 2011, together with the auditor’s report on those statements and Management Discussion and Analysis, will be presented to the shareholders at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at the date of the accompanying Notice of Meeting, the Company’s authorized capital consists of unlimited common shares of which 20,603,571 common shares are issued and outstanding.  All common shares in the capital of the Company carry the right to one vote.

Shareholders registered as at Monday, April 30, 2012, are entitled to attend and vote at the Meeting.  Shareholders who wish to be represented by proxy at the Meeting must, to entitle the person appointed by the Proxy to attend and vote, deliver their Proxies at the place and within the time set forth in the notes to the Proxy.

As at April 30, 2012, to the knowledge of the directors and executive officers of the Company, there are no persons or corporations beneficially owning, directly or indirectly, or exercising control or direction over securities carrying in excess of 10% of the voting rights attached to any class of outstanding voting securities of the Company.

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual general meeting of the shareholders or until their successors are elected or appointed.  The Management of the Company proposes to nominate the persons listed below for election as directors of the Company to serve until their successors are elected or appointed.  In the absence of instructions to the contrary, Proxies given pursuant to the solicitation by the management of the Company will be voted for the nominees listed in this Circular.  Management does not contemplate that any of the nominees will be unable to serve as a director.  The number of directors of the Company was set at four at the Company’s last annual general meeting.

The following table sets out the names of the nominees for election as directors, the offices they hold within the Company, their occupations, the length of time they have served as directors of the Company, and the number of common shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised, as of the date of this Circular.

Name, province or state and country of residence and positions, current and former, if any, held in the Company	Principal occupation for last five years	Served as director since	Number of common shares beneficially owned, directly or indirectly, or controlled or directed at present(1)
PAUL W. KUHN Braga, Portugal Director, Chief Executive Officer and President	Chief Executive Officer of the Company, formerly Chief Executive Officer of Metallica Mining AS.	July 8, 2010	115,000
GREGORY E. MCKELVEY(2) Arizona, United States Director	Consultant for various mining companies; former president of Animas Resources Ltd.	January 23, 2008	176,200
MARK T. BROWN(2) British Columbia, Canada Director	President, Pacific Opportunity Capital Ltd. (“POC”).	January 23, 2008	1,495,834(3)
DONALD E. RANTA(2) Colorado, United States Director	President, Rare Element Resources Ltd.; consultant for various mining companies.	January 23, 2008	131,122

Notes:

(1)

The information as to common shares beneficially owned or controlled has been provided by the nominees themselves.

(2)

A member of the Audit Committee.

(3)

1,395,834 of these common shares are held by POC, a company controlled by Mark T. Brown and his family and of which Mark T. Brown is the President and a director and 100,000 of these common shares are held directly by Mark T. Brown.

The Company does not have an executive committee of its board of directors (the “Board”).

No proposed director is being elected under any arrangement or understanding between the proposed director and any other person or company.

Corporate Cease Trade Orders or Bankruptcies

No director or proposed director of the Company is, or within the ten years prior to the date of this Circular has been, a director or executive officer of any company, including the Company, that while that person was acting in that capacity:

(a)

was the subject of a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days; or

(b)

was subject to an event that resulted, after the director ceased to be a director or executive officer of the company being the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(c)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

No director or proposed director of the Company has, within the ten years prior to the date of this Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

None of the proposed directors have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder making a decision about whether to vote for the proposed director.

EXECUTIVE COMPENSATION

Named Executive Officers

During the financial year ended December 31, 2011, the Company had two Named Executive Officers (“NEOs”) being Paul W. Kuhn, Chief Executive Officer (“CEO”) and President; and Winnie Wong, the Chief Financial Officer (“CFO”) and Secretary.

“Named Executive Officer” means: (a) each CEO, (b) each CFO, (c) each of the three most highly compensated executive officers of the company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000; and (d) each individual who would be a NEO under (c) above but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The compensation of the Company’s NEOs is determined by the Board, which is composed of four members, two of whom are independent.

The Board’s compensation program is designed to provide competitive levels of compensation, a significant portion of which is dependent upon individual and corporate performance and contribution to increasing shareholder value.  The Board recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility.  In general, a NEOs compensation is comprised of two components:

(a)

Salary, wages or contractor payments; and

(b)

Stock option grants.

The objectives and reasons for this system of compensation are generally to allow the Company to remain competitive compared to its peers in attracting experienced personnel. The CFO takes a payment as a contractor that is lower than comparative salary levels because she also works as the CFO for other companies and does not devote 100% of her time to the Company.

No directors’ fees are paid.

Share-Based and Option-Based Awards

The Company does not grant share-based awards.  Stock option grants are made on the basis of the number of stock options currently held, position, overall individual performance, anticipated contribution to the Company’s future success and the individual’s ability to influence corporate and business performance.  The purpose of granting such stock options is to assist the Company in compensating, attracting, retaining and motivating the officers, directors and employees of the Company and to closely align the personal interest of such persons to the interest of the shareholders.

The recipients of incentive stock options and the terms of the stock options granted are determined from time to time by the Board.  The exercise price of the stock options granted is generally determined by the market price at the time of grant.

SUMMARY COMPENSATION TABLE

Set out below is a summary of compensation paid or accrued during the Company’s three most recently completed financial years to the Company’s NEOs.

Summary Compensation Table

Name and principal position	Year(1)	Salary ($)	Option-based awards ($)(3)	Non-equity incentive plan compensation ($)		Pension value ($)	All other compensation ($)	Total compensation ($)
				Annual incentive plans	Long-term incentive plans
Paul W. Kuhn CEO and President	2011 Dec 31, 2010 April 30, 2010	$232,418(2) $101,535(2) N/A	N/A $83,532 N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$62,864 $16,744 N/A	$295,282 $201,811 N/A
Winnie Wong CFO and Secretary	2011 Dec 31, 2010 Apr. 30, 2010	N/A N/A N/A	N/A $11,933 N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$106,615(4) $131,344(4) $3,000(4)	$106,615 $143,277 $3,000

Notes:

(1)

In 2010, the Company changed its financial year end from April 30 to December 31.  Set out above is a summary of compensation paid during the Company’s financial year ended December 31, 2011, financial eight-month period ended December 31, 2010 and financial year ended April 30, 2010.

(2)

Mr. Kuhn’s salary is paid in Euros.  The dollar amounts are calculated based on a conversion rate of Euros to Canadian dollars as at the average rate of the year.

(3)

The fair value of option-based awards which are vested during 2009, 2010 and 2011 was determined by the Black-Scholes Option Pricing Model with assumptions for risk free interest rates, dividend yields, volatility factors of the expected market price of the Company’s common shares and expected life of the options.

(4)

POC, a company of which Winnie Wong is the Vice President, charged a total of $106,615, $131,344 and $3,000 for rent and accounting and management fees for a team of four people during financial year ended December 31, 2011, financial eight-month period ended December 31, 2010 and financial year ended April 30, 2010, respectively.

Narrative Discussion

Paul W. Kuhn:

Effective July 1, 2012, the Company and Mr. Kuhn entered into a contract for services (the “Contract for Services”) pursuant to which Mr. Kuhn agreed to serve as the Company’s President and CEO.  In accordance with the terms of his consulting agreement, Mr. Kuhn receives a fee of €11,000 per month.  Mr. Kuhn is also entitled to receive a housing allowance of €3,000 per month and a school allowance for his dependant children in the amount of €10,000 per year.  In connection with his relocation to Portugal, Mr. Kuhn was entitled to be reimbursed for moving expenses up to a maximum of €20,000.  Mr. Kuhn was also granted 350,000 options exercisable at $0.35 per share for a period of 5 years from the date of the closing of the acquisitions of MAEPA - Empreendimentos Mineiros e Participacoes Lda and Innomatik Exploration Kosovo, LLC, both of which are subsidiaries of the Company, and a further 100,000 options to be priced at market price upon the Company successfully optioning to a third party one of its material properties, subject to TSX Venture Exchange (the “Exchange”) approval.  The Company may terminate the consulting agreement during its term without notice or any payment in lieu thereof for cause.  The Company may also terminate the consulting agreement during its term without cause and without further obligation by providing Mr. Kuhn with six months written notice or by paying Mr. Kuhn in lieu of such notice and by paying €15,000 for moving costs back to the United States.

Winnie Wong:

The Company paid a total of $106,615 during the financial year ended 2011 to POC, a company of which Ms. Wong is a Vice President, for rent and the management and accounting services of an accounting and administrative team of four people during 2011.

INCENTIVE PLAN AWARDS

Outstanding Share-Based Awards and Option-Based Awards

The Company does not have any share-based awards held by NEO.  The following table sets forth the outstanding option-based awards held by the NEOs of the Company at the end of the most recently completed financial year:

Outstanding Option-Based Awards

	Option-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)
Paul W. Kuhn CEO and President	350,000	$0.35	July 8, 2015	Nil
Winnie Wong CFO and Secretary	50,000 55,000	$0.35 $0.20	July 8, 2015 August 28, 2013	Nil Nil

Note:

(1)

“In-the-Money Options” means the excess of the market value of the Company’s common shares on December 30, 2011, the last trading day of 2011, over the exercise price of the options.  The market price for the Company’s common shares on December 30, 2011, the last trading day of 2011, was $0.19.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth details of the value vested or earned for all incentive plan awards during the most recently completed financial year by each NEO:

Value Vested or Earned for Incentive Plan Awards During the Most
Recently Completed Financial Year

Name	Option-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Paul W. Kuhn CEO and President	Nil	N/A
Winnie Wong CFO and Secretary	Nil	N/A

Narrative Discussion

The following information is intended as a brief description of the Stock Option Plan and is qualified in its entirety by the full text of the Stock Option Plan, which will be available for review at the Meeting.

1.

The maximum number of shares that may be issued upon the exercise of stock options granted under the Stock Option Plan shall not exceed 10% of the issued and outstanding common shares of the Company at the time of grant, the exercise price of which, as determined by the Board in its sole discretion, shall not be less than the closing price of the Company’s shares traded through the facilities of the Exchange on the date prior to the date of grant, less allowable discounts, in accordance with the policies of the Exchange or, if the shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading.

2.

The Board shall not grant options to any one person in any 12 month period which will, when exercised, exceed 5% of the issued and outstanding shares of the Company or to any one consultant or to those persons employed by the Company who perform investor relations services which will, when exercised, exceed 2% of the issued and outstanding shares of the Company.

3.

Upon expiry of an option, or in the event an option is otherwise terminated for any reason, the number of shares in respect of the expired or terminated option shall again be available for the purposes of the Stock Option Plan.  All options granted under the Stock Option Plan may not have an expiry date exceeding ten years from the date on which the Board grants and announces the granting of the option.

4.

The expiry date of a stock option shall be the earlier of the date so fixed by the Board at the time the stock option is awarded and the date established, if applicable, in sub-paragraphs (a) to (c) below (the “Early Termination Date”):

(a)

In the event that the option holder should die while he or she is still a director or officer or employee or consultant, the Early Termination Date shall be 12 months from the date of death of the option holder; or

(b)

In the event that the option holder holds his or her stock option as director or officer of the Company and such option holder ceases to be a director or officer of the Company other than by reason of death, the Early Termination Date of the stock option shall be the 90th day (or, in the case of a director or officer who continues to be an employee or consultant, the 180th day) following the date the option holder ceases to be a director or officer of the Company, as the case may be; or

(c)

In the event that the option holder holds his or her stock option as an employee or consultant of the Company and such option holder ceases to be an employee or consultant of the Company other than by reason of death, the Early Termination Date of the stock option shall be the 90th day (or, in the case of an employee or consultant who continues to be in a different position with the Company, the 180th day) following the date the option holder ceases to be in that position.

The Board is seeking shareholder approval for the adoption of a new 10% rolling stock option plan (the “New Stock Option Plan”), subject to regulatory approval, as more particularly described under the heading “Particulars of Matters to be Acted Upon - Adoption of New 10% Rolling Stock Option Plan”.

PENSION BENEFITS

The Company does not have a pension plan that provides for payments or benefits to the NEOs at, following, or in connection with retirement.

TERMINATION AND CHANGE OF CONTROL BENEFITS

The table below sets out the estimated incremental payments, payables and benefits due to each of the NEOs, on termination without cause assuming termination on December 31, 2011.

Name	Base Salary	Bonus	Option-Based Awards	All Other Compensation	Total
Paul W. Kuhn CEO and President	€66,000(2)	Nil	Nil	€15,000(2)	€81,000
Winnie Wong CFO and Secretary	Nil	Nil	Nil	Nil	Nil

The table below sets out the estimated incremental payments, payables and benefits due to each of the NEOs on termination on a change of control or resignation for good cause following a change of control assuming termination or resignation on December 31, 2011.

Name	Base Salary	Bonus	Option-Based Awards(1)	All Other Compensation	Total
Paul Kuhn CEO and President	€66,000(2)	Nil	Nil	€15,000(2)	€81,000
Winnie Wong CFO and Secretary	Nil	Nil	Nil	Nil	Nil

Note:

(1)

Assumes no exchange of options held by NEOs for acquiring company’s stock options and the vesting of all outstanding options.  Calculated based on the difference between the market price of the Company’s common shares on the Exchange on December 30, 2011, the last trading day of 2011, which was $0.19 and the exercise price of the option.

(2)

The Company may also terminate the consulting agreement during its term without cause and without further obligation by providing Mr. Kuhn with six months written notice or by paying Mr. Kuhn in lieu of such notice and by paying €15,000 for moving costs back to the United States.

The Company has no compensatory plan, contract or arrangement where an NEO is entitled to receive more than $100,000 (including periodic payments or instalments) to compensate such NEO in the event of resignation, retirement or other termination of the NEOs employment with the Company, a change of control of the Company, or a change in responsibilities of the NEO following a change in control.

DIRECTOR COMPENSATION

The Company does not have share-based awards held by a director.  Other than compensation paid to the NEOs, and except as noted below, no compensation was paid to directors in their capacity as directors of the Company or its subsidiaries, in their capacity as members of a committee of the Board or of a committee of the board of directors of its subsidiaries, or as consultants or experts, during the Company’s most recently completed financial year.

Set out below is a summary of compensation paid or accrued during the Company’s most recently completed financial year to the Company’s directors, other than the NEOs previously disclosed:

Director Compensation Table

Name	Fees earned ($)	Option-based awards(1) ($)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Gregory E. McKelvey	N/A	N/A	N/A	N/A	N/A
Donald E. Ranta	N/A	N/A	N/A	N/A	N/A
Mark T. Brown	N/A	N/A	N/A	N/A	N/A

Note:

(1)

The fair value of option-based awards which are vested during 2011 was determined by the Black-Scholes Option Pricing Model with assumptions for risk free interest rates, dividend yields, volatility factors of the expected market price of the Company’s common shares and expected life of the options

Narrative Discussion

Directors are compensation through the grant of options.  No directors’ fees are paid.

INCENTIVE PLAN AWARDS

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth details of all awards granted to directors of the Company which are outstanding at the end of the most recently completed financial year.  The Company has not granted any share-based awards.

Outstanding Option-Based Awards

Option-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)
Gregory E. McKelvey	50,000 55,000	$0.35 $0.20	July 8, 2015 August 28, 2013	Nil Nil
Donald E. Ranta	50,000 55,000	$0.35 $0.20	July 8, 2015 August 28, 2013	Nil Nil
Mark T. Brown	50,000 55,000	$0.35 $0.20	July 8, 2015 August 28, 2013	Nil Nil

Note:

(1)

“In-the-Money Options” means the excess of the market value of the Company’s common shares on December 30, 2011, the last trading day of 2011, over the exercise price of the options.  The market price for the Company’s common shares on December 30, 2011 was $0.19.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth details of the value vested or earned for all incentive plan awards during the most recently completed fiscal year by each director:

Value Vested or Earned for Incentive Plan Awards During the Most
Recently Completed Financial Year

Name	Option-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Gregory E. McKelvey	Nil	Nil
Donald E. Ranta	Nil	Nil
Mark T. Brown	Nil	Nil

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out those securities of the Company which have been authorized for issuance under equity compensation plans, as at the previous year end:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by the securityholders	1,110,000	$0.32	500,357
Equity compensation plans not approved by the securityholders	N/A	N/A	N/A
Total	1,110,000	$0.32	500,357

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current or former directors, executive officers, employees of the Company, the proposed nominees for election to the Board, or their respective associates or affiliates, are or have been indebted to the Company since the beginning of the last completed financial year of the Company.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company or any proposed nominee of Management of the Company for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, since the beginning of the Company’s last financial year in matters to be acted upon at the Meeting, other than the election of directors, the appointment of auditors and the approval of the New Stock Option Plan.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

None of the persons who were directors or executive officers of the Company or a subsidiary of the Company at any time during the Company’s last financial year, the proposed nominees for election to the Board, any person or company who beneficially owns, directly or indirectly, or who exercises control or direction over (or a combination of both) more than 10% of the issued and outstanding common shares of the Company, nor any associate or affiliate of those persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction or proposed transaction which has materially affected or would materially affect the Company.

APPOINTMENT OF AUDITOR

Auditor

The Management of the Company intends to nominate DeVisser Gray LLP, Chartered Accountants, of Vancouver, British Columbia, for re-appointment as auditor of the Company.  Forms of proxies given pursuant to this solicitation will, on any poll, be voted as directed and, if there is no direction, for the re-appointment of DeVisser Gray LLP, Chartered Accountants, as the auditor of the Company to hold office for the ensuing year with remuneration to be fixed by the directors.

MANAGEMENT CONTRACTS

Other than as disclosed herein, no management functions of the Company are to any substantial degree performed by a person or company other than the directors or executive officers of the Company.

Management, administrative and secretarial functions are provided by POC.  A total of $106,615 was invoiced by POC for rent and management and accounting services rendered and for the services of Mark T. Brown, a director of the Company, and Winnie Wong, the Chief Financial Officer, and two other staff members of POC for the year ended December 31, 2011.

Effective July 8, 2010, Paul W. Kuhn receives a monthly compensation of €11,000 for his services as CEO, pursuant to a management consulting agreement.

Paul Nelles, a non-controlling shareholder and the managing director of the Company’s subsidiary in Kosovo, provides executive managerial services for the Company’s subsidiary in Kosovo and consulting services to the Company.  For the most recently completed fiscal year, $91,333 was paid to Paul Nelles.

Michael Diehl, a non-controlling shareholder of the Company’s subsidiary in Kosovo, provides exploration consulting services to the Company’s subsidiary in Kosovo.  For the most recently completed fiscal year, $144,658 was paid to Michael Diehl.

Minerália, a private company owned by Adriano Barros, a non-controlling shareholder and the managing director of the Company’s subsidiary in Portugal, provides consulting services to the Company’s subsidiary in Portugal.  For the most recently completed fiscal year, $219,532 was paid to Minerália.

Other than as disclosed herein, no management functions of the Company are to any substantial degree performed by a person or company other than the directors or executive officers of the Company.

AUDIT COMMITTEE

The Company is required to have an audit committee comprised of not less than three directors, a majority of whom are not officers, control persons or employees of the Company or an affiliate of the Company.

Audit Committee Charter

The text of the audit committee’s charter is attached as Schedule “A” to this Circular.

Composition of Audit Committee and Independence

National Instrument 52-110 Audit Committees, (“NI 52-110”) provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the Company, which could, in the view of the Board, reasonably interfere with the exercise of the member’s independent judgment.

NI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.  The following sets out the members of the audit committee and their education and experience that is relevant to the performance of his responsibilities as an audit committee member.

The Company’s current audit committee consists of Mark T. Brown, Gregory E. McKelvey and Donald E. Ranta. Gregory McKelvey and Donald E. Ranta are considered “independent” as such term is defined in NI 52-110.  POC, a company controlled by Mark T. Brown and his family, receives a consulting fee from the Company and, as such, Mr. Brown is not considered “independent” as such term is defined in NI 52-110.  All three members are “financially literate” as such term is defined in NI 52-110.

Relevant Education and Experience

Based on their business and educational experiences, each audit committee member has a reasonable understanding of the accounting principles used by the Company; an ability to assess the general application of such principles in connection of the accounting for estimates, accruals and reserves; experience analyzing and evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more individuals engaged in such activities; and an understanding of internal controls and procedures for financial reporting.

Gregory E. McKelvey: Mr. McKelvey received a Bachelor of Arts in Geology from the University of Montana in 1966 and a Master of Science in Geology from the Franklin and Marshall College in 1967.  He is an active consultant to companies engaged in the business of mining and mineral discovery and serves on the Industry Leadership Board for the University of Arizona Department of Mining & Geological Engineering.  Mr. McKelvey is a director of Animas Resources Ltd. and Rare Element Resources Ltd., both of which are mineral resource companies listed on the Exchange.

Donald E. Ranta: Mr. Ranta is an exploration and development mining executive, experienced in planning, implementing and directing successful exploration and acquisition programs throughout North America, South America, Africa and other international locations.  He has extensive experience in generative exploration, project exploration and appraisal, geologic-engineering, economic evaluation, and strategic and business planning.  In addition, he is a former President and Board member of Society for Mining, Metallurgy and Exploration, Inc. and the current Vice President-Finance and a Board member of American Institute of Mining, Metallurgical and Petroleum Engineers.  He has been a director of several junior exploration and mining companies. He holds geological engineering degrees from the University of Minnesota (BS), University of Nevada (MS), and the Colorado School of Mines (PhD).

Mark T. Brown: Mr. Brown received a Bachelor of Commerce Degree from the University of British Columbia in 1990 and is a member of the Institute of Chartered Accountants of British Columbia.  He is currently President of POC, a private company which provides financial solutions, equity and management services to small and medium size entrepreneurial enterprises.  Mr. Brown is an officer and director of a number of public and private companies and his corporate activities include transactions, financings and corporate financial planning.  He is a founder of Rare Element Resources Ltd., which is listed on the Exchange and the NYSE AMEX.  Between 1990 and 1994, Mr. Brown worked with PricewaterhouseCoopers.  He is currently a director and /or officer of various other public companies.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the audit committee of the Company has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on:

(a)

the exemption in section 2.4 (De Minimis Non-audit Services) of NI 52-110; or

(b)

an exemption from NI 52-110, in whole or in part, granted under Part 8 (Exemptions).

Pre-Approval Policies and Procedures

The audit committee has not adopted any specific policies and procedures for the engagement of non-audit services.

Audit Fees

The following table sets forth the fees billed to the Company and its subsidiaries by DeVisser Gray LLP, Chartered Accountants, for services rendered in the last two fiscal years:

	2011	2010
	($)	($)
Audit fees(1)	$16,500	$12,000
Audit related fees(2)	Nil	Nil
Tax fees(3)	Nil	Nil
All other fees(4)	Nil	Nil
Total	$16,500	$12,000

Notes:

(1)

“Audit fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements; fees for review of tax provisions; accounting consultations on matters reflected in the financial statements; and, audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)

“Audited related fees” include services that are traditionally performed by the auditor such as employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)

“Tax fees” includes fees for all tax services other than those included in “Audit fees” and “Audit related fees”.  This category includes fees for tax compliance, tax planning and tax advice.  Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)

“All other fees” include all other non-audit services.

Exemption in Section 6.1

The Company is a “venture issuer” as defined in NI 52-110 and is relying on the exemption in section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

CORPORATE GOVERNANCE DISCLOSURE

National Instrument 58-101, Disclosure of Corporate Governance Practices, requires all reporting issuers to provide certain annual disclosure of their corporate governance practices with respect to the corporate governance guidelines (the “Guidelines”) adopted in National Policy 58-201.  These Guidelines are not prescriptive, but have been used by the Company in adopting its corporate governance practices.  The Board and senior management of the Company consider good corporate governance to be an integral part of the effective and efficient operation of Canadian corporations.  The Company’s approach to corporate governance is set out below.

Board of Directors

Management is nominating four individuals to the Board, all of whom are current directors of the Company.

The Board has a stewardship responsibility to supervise the management of and oversee the conduct of the business of the Company, provide leadership and direction to Management, evaluate Management, set policies appropriate for the business of the Company and approve corporate strategies and goals.  The day-to-day management of the business and affairs of the Company is delegated by the Board to the CEO and the President.  The Board will give direction and guidance through the President to Management and will keep Management informed of its evaluation of the senior officers in achieving and complying with goals and policies established by the Board.

The Guidelines suggest that the board of directors of every reporting issuer should be constituted with a majority of individuals who qualify as “independent” directors under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company.  The “material relationship” is defined as a relationship which could, in the view of the Board, reasonably interfere with the exercise of a director’s independent judgement.  All of the current members of the Board are considered “independent” within the meaning of NI 52-110, except for Paul W. Kuhn, who is the CEO and President and Mark T. Brown, who is the President and a director of a company which receives consulting fees from the Company.

The Board recommends nominees to the shareholders for election as directors.  Immediately following each annual general meeting, the Board appoints an Audit Committee and the chairperson of the Audit Committee.  The Board establishes and periodically reviews and updates the Audit Committee mandates, duties and responsibilities, elects a chairperson of the Board and establishes his or her duties and responsibilities, appoints the CEO, CFO and President of the Company and establishes the duties and responsibilities of those positions and on the recommendation of the CEO, appoints the senior officers of the Company and approves the senior Management structure of the Company.

The Board exercises its independent supervision over management by its policies that (a) periodic meetings of the Board be held to obtain an update on significant corporate activities and plans; and (b) all material transactions of the Company are subject to prior approval of the Board.  The Board shall meet not less than three times during each year and will endeavour to hold at least one meeting in each fiscal quarter.  The Board will also meet at any other time at the call of the President, or subject to the Articles of the Company, of any director.

The mandate of the Board, as prescribed by the Business Corporations Act (British Columbia), is to manage or supervise management of the business and affairs of the Company and to act with a view to the best interests of the Company.  In doing so, the Board oversees the management of the Company’s affairs directly and through its committees.

Directorships

The following directors of the Company are also directors of other reporting issuers as stated:

•

Mark T. Brown is a director of Big Sky Petroleum Corporation, Strategem Capital Corporation, Pitchstone Exploration Ltd., Estrella Gold Corporation, Almaden Minerals Ltd., Galileo Petroleum Ltd., Sutter Gold Mining Inc. and Animas Resources Ltd.;

•

Donald E. Ranta is a director of Rare Element Resources Ltd., Otis Gold Corp. and Animas Resources Ltd; and

•

Gregory E. McKelvey is a director of Rare Element Resources Ltd., GWR Resources Inc., Redhawk Resources , Inc. and Animas Resources Ltd.

Orientation and Continuing Education

The Company does not provide a formal orientation and education program for new directors of the Company.  However, any new directors will be given the opportunity to: (a) familiarize themselves with the Company, the current directors and members of management; (b) review copies of recently publicly filed documents of the Company, technical reports and the Company’s internal financial information; (c) have access to technical experts and consultants; and (d) review a summary of significant corporate and securities legislation.  Directors are also given the opportunity for continuing education.

Board meetings may also include presentations by the Company’s management and consultants to give the directors additional insight into the Company’s business.

Ethical Business Conduct

The Board currently does not have a written code of ethics, but views good corporate governance as an integral component to the success of the Company.  The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by the applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to its shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.  Accordingly, in light of the Company’s state of development, the Board considers four directors to be appropriate.

The Board does not currently have a nominating committee, and these functions are currently performed by the Board as a whole.

Compensation

The quantity and quality of the Board compensation and compensation paid to the CEO is reviewed on an annual basis and determined by the Board as a whole, which allows the independent directors to have input into compensation decisions.  At present, the Board is satisfied that the current compensation arrangements adequately reflect the responsibilities and risks involved in being an effective director or officer of the Company.  At this time, the Company does not believe its size and limited scope of operations requires a formal compensation committee.

Other Board Committees

At the present time, the only standing committee is the Audit Committee.  The written charter of the Audit Committee, as required by NI 52-110, is contained in Schedule “A” to this Circular.  As the Company grows, and its operations and management structure became more complex, the Board expects it will constitute more formal standing committees, such as a Corporate Governance Committee, a Compensation Committee and a Nominating Committee, and will ensure that such committees are governed by written charters and are composed of at least a majority of independent directors.

Assessments

The Board annually reviews its own performance and effectiveness as well as the effectiveness and performance of its committees.  Effectiveness is subjectively measured by comparing actual corporate results with stated objectives.  The contributions of individual directors are informally monitored by other Board members, bearing to mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

The Board monitors the adequacy of information given to directors, communication between Board and Management and the strategic direction and processes of the Board and its committees.

The Board believes its corporate governance practices are appropriate and effective for the Company, given its size and operations.  The Company’s corporate governance practices allow the Company to operate efficiently, with checks and balances that control and monitor Management and corporate functions without excessive administration burden.

PARTICULARS OF MATTERS TO BE ACTED UPON

Adoption of a New 10% Rolling Stock Option Plan

The Board is seeking shareholder approval for the adoption of the New Stock Option Plan to replace the Company’s current 10% rolling Stock Option Plan, as more particularly described below.  Prior to implementation by the Company, the New Stock Option Plan is subject to approval by the Exchange.

The Company’s current Stock Option Plan was initially adopted by the directors of the Company on July 29, 2008 and was designed to be in place during the time the Company was a Capital Pool Company.  The Stock Option Plan was approved by the shareholders at its last annual general meeting on June 8, 2011.  There are currently 2,000,000 stock options outstanding under the Stock Option Plan.

The Board has deemed it appropriate to update the Stock Option Plan to bring the Company’s current Stock Option Plan in line with current policies of the Exchange.  The Company is therefore seeking shareholder approval for the adoption of the New Stock Option Plan.  The New Stock Option Plan is substantially similar to the Company’s current stock option plan and is subject to acceptance by the Exchange.  A copy of the New Stock Option Plan will be available for review at the Meeting and at the Company’s head office located at Suite 410 - 325 Howe Street, Vancouver, British Columbia prior to the Meeting.

The following information is intended as a brief description of the New Stock Option Plan and is qualified in its entirety by the full text of the New Stock Option Plan, which will be available for review at the Meeting.

1.

The Board may, from time to time, in its sole discretion, grant to directors, officers, employees and consultants stock options to acquire shares of the Company.  The New Stock Option Plan shall be administered by the secretary of the Company or such director or other senior officer or employee of the Company as may be designated as administrator by the Board from time to time.

2.

The maximum number of shares issuable under the New Stock Option Plan, together with the number of shares issuable under outstanding options granted otherwise than under the New Stock Option Plan, shall not exceed 10% of the shares outstanding from time to time.

3.

The Company shall not grant stock options:

(a)

to any one person in any 12 month period which could, when exercised, result in the issuance of shares exceeding 5% of the issued and outstanding shares of the Company unless the Company has obtained the requisite disinterested shareholder approval to the grant; or

(b)

to any one consultant in any 12 month period which could, when exercised, result in the issuance of shares exceeding 2% of the issued and outstanding shares of the Company; or

(c)

In any 12 month period, to persons employed or engaged by the Company to perform investor relations activities which could, when exercised, result in the issuance of shares exceeding, in aggregate 2% of the issued and outstanding shares of the Company.

4.

If any stock option expires or otherwise terminates for any reason without having been exercised in full, the number of shares in respect of which stock option expired or terminated shall again be available for the purposes of the New Stock Option Plan.

5.

The exercise price shall be the price per share, as determined by the Board in its sole discretion as of the date on which the Board grants a particular stock option (the “Award Date”), at which an option holder may purchase a share upon the exercise of a stock option.  The exercise price shall not be less than the closing price of the Company’s shares traded through the facilities of the Exchange on the day preceding the Award Date, less any discount permitted by the Exchange, or such other price as may be required by the Exchange.  Any reduction in the exercise price of a stock option held by an option holder who is an insider of the Company at the time of the proposed reduction will require disinterested shareholder approval.

6.

The term of an option shall be the date so fixed by the Board at the time the particular stock option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of the stock option.

7.

The expiry date of a stock option shall be the earlier of the date so fixed by the Board at the time the stock option is awarded and the date established, if applicable, in sub-paragraphs (a) to (c) below (the “Early Termination Date”):

(a)

In the event that the option holder should die while he or she is still a director or officer or employee or consultant, the Early Termination Date shall be 12 months from the date of death of the option holder; or

(b)

In the event that the option holder holds his or her stock option as director or officer of the Company and such option holder ceases to be a director or officer of the Company other than by reason of death, the Early Termination Date of the stock option shall be the 90th day following the date the option holder ceases to be a director or officer of the Company unless the option holder ceases to be a director of the Company but continues to be engaged by the Company as an employee or consultant, in which case the expiry date of the stock option shall remain unchanged; or

(c)

In the event that the option holder holds his or her stock option as an employee or consultant of the Company and such option holder ceases to be an employee or consultant of the Company other than by reason of death, the Early Termination Date of the stock option shall be the 90th day following the date the option holder ceases to be an employee or consultant of the Company.

8.

Notwithstanding the foregoing, the Early Termination Date for stock options granted to any option holder engaged primarily to provide investor relations activities shall be the 30th day following the date that the option holder ceases to be employed in such capacity, unless the option holder continues to be engaged by the Company as an employee or director, in which case the Early Termination Date shall be determined as set forth above.

9.

All stock options granted pursuant to the New Stock Option Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board.  All stock options granted to consultants performing investor relations activities will vest in stages over 12 months with no more than one-quarter of the stock options vesting in any three month period.

10.

If a change of control occurs, all shares subject to each outstanding stock option will become vested, subject to any required approval of the Exchange, whereupon all stock options may be exercised in whole or in part by the option holder.

11.

Stock options may not be assigned or transferred.

12.

If, prior to the complete exercise of any stock option, the shares of the Company are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for other shares of the Company, a stock option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such event in the manner the Board deems appropriate. No fractional shares shall be issued upon the exercise of any stock option and accordingly, if as a result of the event, an option holder would become entitled to a fractional share, such option holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

13.

The Company will obtain disinterested shareholder approval of stock options if the New Stock Option Plan, together with all of the Company’s previously established and outstanding stock option plans or grants, could result at any time in the grant to insiders within a 12 month period, of a number of stock options exceeding 10% of the issued shares of the Company.

14.

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the New Stock Option Plan, to shareholder approval, the Board may from time to time amend the New Stock Option Plan and the terms and conditions of any stock option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the New Stock Option Plan, any stock option or the shares or for any other purpose, which may be permitted by all relevant laws, rules and regulations, provided always that any such amendment shall not alter the terms or conditions of any stock option or impair any right of any option holder pursuant to any stock option awarded prior to such amendment.  Notwithstanding the foregoing, the Board may, subject to the requirements of the Exchange, amend the terms upon which each stock option shall become vested with respect to shares without further approval of the Exchange, other regulatory bodies having authority over the Company, the New Stock Option Plan or the shareholders.

15.

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the New Stock Option Plan, to shareholder approval, the Board may from time to time retrospectively amend the New Stock Option Plan and, with the consent of the affected option holders, retrospectively amend the terms and conditions of any stock options, which have been previously granted.  For greater certainty, the policies of the Exchange currently require that disinterested shareholder approval be obtained for any reduction in the exercise price of any stock option held by an insider of the Company.

16.

The Board may terminate the New Stock Option Plan at any time provided that such termination shall not alter the terms or conditions of any stock option or impair any right of any option holder pursuant to any stock option awarded prior to the date of such termination.  Notwithstanding the termination of the New Stock Option Plan, the Company, stock options awarded under the New Stock Option Plan, option holders and shares issuable under stock options awarded under the New Stock Option Plan shall continue to be governed by the provisions of the New Stock Option Plan.

At the Meeting, shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution approving the adoption of the New Stock Option Plan in the following form:

“BE IT RESOLVED as an ordinary resolution that:

1.

the Company’s proposed stock option plan (the “New Stock Option Plan”), as described in the Circular dated April 30, 2012, including reserving for issuance under the New Stock Option Plan at any time of a maximum of 10% of the issued and outstanding common shares of the Company, be and is hereby authorized and approved;

2.

The board of directors of the Company be authorized to make any changes to the New Stock Option Plan as may be required by the Exchange;

3.

Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this ordinary resolution at any time prior to giving effect to the New Stock Option Plan; and

4.

the Company be and is hereby authorized to prepare such documents and make such submissions as the Company may be required to make to give effect to this resolution.”

Shareholders may vote FOR or AGAINST the above resolution. The Board has unanimously approved the New Stock Option Plan and recommends the Company’s shareholders vote FOR the adoption of the New Stock Option Plan.  To be effective, the New Stock Option Plan requires approval by an ordinary resolution passed by the shareholders of the Company at a general meeting.  An ordinary resolution is a resolution passed by a simple majority of the votes cast in person or by proxy.  If approved by the

Company’s shareholders, the New Stock Option Plan will take effect upon approval by the Exchange.  If the New Stock Option Plan is not approved by the Company’s shareholders, then the current Stock Option Plan will continue unamended.

General Matters

It is not known whether any other matters will come before the Meeting other than those set forth above and in the Notice of Meeting, but if any other matters do arise, the person named in the Proxy intends to vote on any poll, in accordance with his or her best judgement, exercising discretionary authority with respect to amendments or variations of matters set forth in the Notice of Meeting and other matters which may properly come before the Meeting or any adjournment of the Meeting.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found on SEDAR at www.sedar.com.  Financial information about the Company is provided in the Company’s comparative annual financial statements to December 31, 2011, a copy of which, together with Management’s Discussion and Analysis thereon, can be found on the Company’s SEDAR profile at www.sedar.com.  Additional financial information concerning the Company may be obtained by any security holder of the Company free of charge by contacting the Company, at 604-687-3520.

BOARD APPROVAL

The contents of this Circular have been approved and its mailing authorized by the directors of the Company.

DATED at Vancouver, British Columbia, the 30th day of April, 2012.

ON BEHALF OF THE BOARD

“Paul W. Kuhn”

Paul W. Kuhn

Chief Executive Officer and President

AVRUPA MINERALS LTD.

Schedule “A”
Audit Committee Charter

Role and Objective

The Audit Committee (the "Committee") is a committee of the board of directors (the “Board”) of Avrupa Minerals Ltd. (the "Company") to which the Board has delegated its responsibility for oversight of the nature and scope of the annual audit, management's reporting on internal accounting standards and practices, financial information and accounting systems and procedures, financial reporting and statements and recommending, for Board approval, the audited financial statements and other mandatory disclosure releases containing financial information.  The objectives of the Committee are as follows:

1.

To assist directors in meeting their responsibilities (especially for accountability) in respect of the preparation and disclosure of the financial statements of  the Company and related matters;

2.

To provide effective communication between directors and external auditors appointed by the Company;

3.

To enhance the external auditors’ independence; and

4.

To increase the credibility and objectivity of financial reports.

Membership of Committee

1.

The Committee shall be comprised of at least three (3) directors of the Company.

2.

 The Board shall have the power to appoint the Committee Chairman.

3.

All of the members of the Committee shall be “financially literate”.  The Board has adopted the definition for “financial literacy” used in National Instrument 52-110 - Audit Committees (“NI 52-110”)

Meetings

1.

At all meetings of the Committee every question shall be decided by a majority of the votes cast.  In case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

2.

A quorum for meetings of the Committee shall be a majority of its members, and the rules for calling, holding, conducting and adjourning meetings of the Committee shall be the same as those governing the Board.

3.

Meetings of the Committee should be scheduled to take place at least four times per year.  Minutes of all meetings of the Committee shall be taken.

4.

The Committee shall forthwith report the results of meetings and reviews undertaken and any associated recommendations to the Board.

5.

The Committee shall meet with the external auditors at least once per year (in connection with the preparation of the yearend financial statements) and at such other times as the external auditors and the Committee consider appropriate.

Mandate and Responsibilities of Committee

1.

It is the responsibility of the Committee to oversee the work of the external auditors, including resolution of disagreements between management and the external auditors regarding financial reporting.

2.

It is the responsibility of the Committee to satisfy itself on behalf of the Board with respect to the Company's internal control system:

•

identifying, monitoring and mitigating business risks; and

•

ensuring compliance with legal, ethical and regulatory requirements.

3.

It is a responsibility of the Committee to review the annual financial statements of the Company prior to their submission to the Board for approval.  The process should include but not be limited to:

•

reviewing changes in accounting principles, or in their application, which may have a material impact on the current or future years' financial statements;

•

reviewing significant accruals or other estimates such as the ceiling test calculation;

•

reviewing accounting treatment of unusual or non-recurring transactions;

•

ascertaining compliance with covenants under loan agreements;

•

reviewing disclosure requirements for commitments and contingencies;

•

reviewing adjustments raised by the external auditors, whether or not included in the financial statements;

•

reviewing unresolved differences between management and the external auditors; and

•

obtaining explanations of significant variances within comparative reporting periods.

4.

The Committee is to review the financial statements (and make a recommendation to the Board with respect to their approval), prospectuses, management discussion and analysis and all public disclosure containing audited or unaudited financial information before release and prior to Board approval.  The Committee must be satisfied that adequate procedures are in place for the review of the Company' disclosure of all other financial information and shall periodically access the accuracy of those procedures.

5.

With respect to the appointment of external auditors by the Board, the Committee shall:

•

recommend to the Board the appointment of the external auditors;

•

recommend to the Board the terms of engagement of the external auditors, including the compensation of the external auditors and a confirmation that the external auditors shall report directly to the Committee; and

•

when there is to be a change in auditors, review the issues related to the change and the information to be included in the required notice to securities regulators of such change.

6.

The Committee shall review with external auditors (and the internal auditor if one is appointed by the Company) their assessment of the internal controls of the Company, their written reports containing recommendations for improvement, and management's response and follow-up to any identified weaknesses.  The Committee shall also review annually with the external auditors their plan for their audit and, upon completion of the audit, their reports upon the financial statements of the Company and its subsidiaries.

7.

The Committee must pre-approve all non-audit services to be provided to the Company or its subsidiaries by the external auditors.  The Committee may delegate to one or more members the authority to pre-approve non-audit services, provided that the member(s) report to the Committee at the next scheduled meeting such pre-approval and the member(s) comply with such other procedures as may be established by the Committee from time to time.

8.

The Committee shall review risk management policies and procedures of the Company (i.e. hedging, litigation and insurance).

9.

The Committee shall establish a procedure for:

•

the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•

the confidential, anonymous submission by employees and agents of the Company of concerns regarding questionable accounting or auditing matters.

10.

The Committee shall review and approve the Company’ hiring policies regarding employees and former employees of the present and former external auditors of the Company.

11.

The Committee shall have the authority to investigate any financial activity of the Company.  All employees of the Company are to cooperate as requested by the Committee.

12.

The Committee may retain any person having special expertise and/or obtain independent professional advice to assist in filling their responsibilities at the expense of the Company without any further approval of the Board.